UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM  8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 19, 2006
Date of Report (Date of earliest event reported)

ABBOTT LABORATORIES
(Exact name of registrant as specified in its charter)

Illinois	1-2189	36-0698440
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

100 Abbott Park Road
Abbott Park, Illinois	60064-6400
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(847) 937-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Condition

On July 19, 2006, Abbott Laboratories announced its results of operations for the second quarter 2006.

Furnished as Exhibit 99.1, and incorporated herein by reference, is the news release issued by Abbott announcing those results.  In that news release, Abbott uses various non-GAAP financial measures including, among others:  earnings excluding certain specified items and diluted earnings per common share excluding certain specified items.  These non-GAAP financial measures adjust for factors that are unusual or unpredictable, such as merger-related costs, purchase accounting adjustments, restructuring and impairment charges, certain litigation charges, and the impact of changes in laws and regulations.  Abbott’s management believes the presentation of these non-GAAP financial measures provides useful information to investors regarding Abbott’s results of operations as these non-GAAP financial measures allow investors to better evaluate ongoing business performance.  Abbott’s management also uses these non-GAAP financial measures internally to monitor performance of the businesses.  Abbott, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

Item 9.01               Financial Statements and Exhibits

This exhibit is furnished pursuant to Item 2.02 hereof and should not be deemed to be “filed” under the Securities Exchange Act of 1934.

Exhibit No.	Exhibit
99.1	Press Release, dated July 19, 2006 (furnished pursuant to Item 2.02).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBOTT LABORATORIES

Date: July 19, 2006	By:	/s/ Thomas C. Freyman
Thomas C. Freyman
Executive Vice President, Finance
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release, dated July 19, 2006.